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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Russ Berrie and Company, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 2-96238, 2-96239, 2-96240, 33-10779, 33-26161, 33-27406, 33-27897,
33-27898, 33-51823, 333-70081, and 333-76248) on Form S-8 of Russ Berrie and
Company, Inc. of our report dated February 7, 2003, with respect to the consolidated balance sheet of Russ Berrie and Company, Inc. and subsidiaries as of December 31, 2002 and the related consolidated statements of income, changes in shareholders' equity, and cash flows for the year ended December 31, 2002, and the related financial statement schedule, which report appears in the December 31, 2002, annual report on Form 10-K of Russ Berrie and Company, Inc.

Our report refers to our audit of the adjustments that were applied to restate the disclosures for reportable segments in the 2001 and 2000, consolidated financial statements as more fully described in Note 2 to the consolidated financial statements. However, we were not engaged to audit, review, or apply any procedures to the 2001 and 2000 consolidated financial statements other than with respect to such adjustments.



/s/ KPMG LLP
Short Hills, New Jersey
March 28, 2003